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                                                               Exhibit 10.26

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The SCORES goal is to align the interest of the employees with those of the shareholders by rewarding the team effort and contribution of all employees when GILDAN'S financial objectives will have been exceeded.
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GILDAN is pleased to announce the introduction on May 1, 1998 of its new Annual
Incentive Plan for salaried employees. The Plan will be known by the acronym SCORES (Supplementary Cash Opportunities for Results Exceeding Standards).

SCORES is designed to provide cash awards to the salaried employees when the financial results of the Company exceed certain pre-established annual standards. As GILDAN continues to grow, the purpose of SCORES is to give tangible recognition to the team efforts that make it possible for GILDAN to achieve superior financial results and build its future and that of its people.

The principles and objectives behind SCORES are easy to understand and GILDAN wishes that each employee for whom the Plan has been established, will become familiar with it and will participate in its success for himself as well as for the Company.

1. HOW DOES SCORES WORK?

SCORES provides annual cash awards to eligible employees when GILDAN's two key financial objectives for the Fiscal Year (October 1 to September 30 of each year) are met. In other words, you score when GILDAN SCORES.

The amount of the cash award payable to an eligible employee corresponds to a percentage of the employee's Gross Earnings (salary) during the Fiscal Year for which the award is payable. That percentage of Gross Earnings is calculated as the product of the following two variables:


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o     the GILDAN Performance Factor, which is a factor common to all employees:
      it is based on the performance achieved by GILDAN on its two key financial objectives for the Fiscal Year;

o the Target Incentive Award, which is a pre-determined percentage of Gross Earnings based on the employee position level in the Company.

Hence, SCORES is determined as follows:

================================================================================
                      EMPLOYEE              TARGET                GILDAN
    AWARD     =        GROSS        X     INCENTIVE      X      PERFORMANCE
   PAYABLE            EARNINGS              AWARD                 FACTOR
================================================================================

2. WHO IS ELIGIBLE TO SCORES?

SCORES extends to all full-time permanent salaried employees of GILDAN. Every such employee is eligible to SCORES provided he has completed six (6) months of continuous service on May 1, 1998. If he has not completed the six (6) month period of continuous service at that date or he is hired after that date, he will be eligible for SCORES after six (6) months of continuous employment has been completed; he will thus participate in SCORES based on his Gross Earnings received in the Fiscal Year with respect to service beyond the waiting period of six (6) months.

3. WHAT IS THE GILDAN PERFORMANCE FACTOR?

The GILDAN Performance Factor is calculated at the end of each Fiscal Year based on the audited financial statements of the Company. It is a number between 0.00 (for objectives not achieved) and 2.00 (for objectives significantly exceeded), taken from a pre-established grid. That grid is based on the two key financial objectives of GILDAN for the Fiscal Year, as follows:


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o     for the first objective, we measure the Company's actual Net Profits for the Fiscal Year against the forecasted Net Profits (budgeted profits) and determine the percentage by which it has been exceeded or achieved.

o for the second objective, we measure the Company's actual Return on Net Assets or "RONA" against the forecasted Return on Net Assets (budgeted
      RONA) and again determine the percentage by which it has been exceeded or achieved.

Depending on the percentage of achievement under each of the financial objectives, the grid provides the corresponding GILDAN Performance Factor (Please refer to the grid attached as Appendix "A").

When both the actual Net Profits and actual RONA for the Fiscal Year exceed their forecasted bases by 15% or more, the GILDAN Performance Factor is 2.00 which means that the award payable will be doubled the Target Incentive Award; when both the actual Net Profits and actual RONA for the Fiscal Year exceed their forecasted bases by 5%, the GILDAN Performance Factor is 1.00, which means that the award payable is equal to the Target Incentive Award.

4. WHAT IS MEANT BY NET PROFITS AND RETURN ON NET ASSETS (RONA)?

The Company starts each new Fiscal Year with a budget that is approved by the Board of Directors on behalf of the shareholders. That budget shows what the GILDAN'S Net Profits (Profits after income taxes) should be at the end of the Fiscal Year provided the revenues and expenses are as planned. That is what we call the forecasted Net Profits for the Fiscal Year. This is also our commitment to the financial community and to investors at large.

In a similar way, before the beginning of each new Fiscal Year, the Company also seeks approval for its forecasted Return on Net Assets or (RONA). By RONA (also known as Return on Investments), we refer to the rate of return achieved by GILDAN on all monies it has invested in the Company in the form of buildings, equipments, inventories, accounts


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receivable less payable, etc. RONA is calculated by dividing the amount of profits before income taxes and interest charges by the average amount of monthly net assets tied in the Company. For example, if the total assets or investments of GILDAN amounted to say $50 millions and that the Company had pre-tax profits of say $10 millions, this would be equivalent to a RONA of 20%. The higher this return is, the healthier the Company is.

5. WHAT IS THE TARGET INCENTIVE AWARD?

The Target Incentive Award is the percentage of the employee's Gross Earnings that is targeted as the award payable depending on the employee's position level in the Company and the grouping he belongs to for Plan purposes.

There are seven groupings of employees for purposes of SCORES and they are listed herebelow; accordingly, there are seven different Target Incentive Award percentages.

      EMPLOYEE GROUPINGS FOR SCORES' PURPOSES

        Group A        Top Executives

        Group B        All Vice-Presidents

        Group C        All Directors and Sales Managers

        Group D        All Plant Managers and Senior Staff Members

        Group E All Managers in the Operations, Manufacturing, Finance & Administration Departments

        Group F        All Supervisors (foremen)

        Group G        All Professional, Technical, Clerical and Support
                       Staff

Each eligible employee will be personally informed of his Target Incentive Award percentage based on his position level and grouping.


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6. WHAT IS THE DEFINITION OF EMPLOYEE GROSS EARNINGS OVER A FISCAL YEAR?

The Gross Earnings of an employee over a Fiscal Year means the total of the employee base salary over that Fiscal Year before any deductions but excluding overtime, any award or payment that is not for earned wages or salary.

7. HOW IS SCORES DETERMINED?

The calculation of the SCORES' award to be paid to an employee for a Fiscal Year is based on the following formula:

================================================================================
                      EMPLOYEE              TARGET                GILDAN
    AWARD     =        GROSS        X     INCENTIVE      X      PERFORMANCE
   PAYABLE            EARNINGS              AWARD                 FACTOR
================================================================================

As an example, let us suppose the employee Gross Earnings for the Fiscal Year are $34 000. Let us also suppose that the Target Incentive Award percentage is 7.5% and suppose finally that the GILDAN Financial Performance Factor for the Fiscal Year is 1.10. In this case, the SCORES' award would be calculated as follows and be equal to:

                         $34 000 X 0.075 X 1.10 = $2 805

8. WHAT IF THE EMPLOYEE HAS CHANGED POSITION IN THE COMPANY?

If the employee has changed position or has been promoted during the Fiscal Year, the Target Incentive Award applicable might be the same or may be different for each position he occupied. Accordingly for each position occupied during a Fiscal Year, the proper award will be calculated based on the employee's Gross Earnings in that position and the Target


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Incentive Award applicable to that same position; results will be summed up to provide the total award payable.

9. WHEN WILL SCORES BE PAID?

As mentioned earlier, GILDAN's Fiscal Year ends on September 30. Immediately after the Company's audited financial statements have been approved (usually 90 days), the SCORES awards will be determined, approved and paid to each eligible employee. All awards will be paid in the currency of the country where resides the employee.

10. HOW ABOUT ANOTHER EXAMPLE OF SCORES?

For this example, we will assume the employee's Gross Earnings for the Fiscal Year ending September 30, 1998 are $42 500; we will also assume his Target Incentive Award to be 10%.

We will also suppose that the GILDAN'S financial results for the same Fiscal Year, measured against the Company's forecast, show that the actual Net Profits are at 105 percent of forecasted Net Profits and the actual Return on Net Assets is at 102 percent of forecasted Return on Net Assets.

The GILDAN Performance Factor corresponding to those results is to be found on the fourth column from the left and the third row from the bottom in the grid (see Appendix "A" attached). It shows a GILDAN Performance Factor of 0.75.


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Using the formula provided in answer to question 1 "How does SCORES work?" the award that would be payable to that employee for such Fiscal Year would be calculated as follows:

================================================================================
  EMPLOYEE              TARGET                GILDAN
   GROSS        X     INCENTIVE      X      PERFORMANCE   =        AWARD
  EARNINGS              AWARD                 FACTOR              PAYABLE
--------------------------------------------------------------------------------
  42,500 $      X       0,10         X         0,75       =       3 188 $
================================================================================

11. WHAT HAPPENS TO SCORES IN THE EVENT OF TERMINATION OF EMPLOYMENT, DEATH OR RETIREMENT?

In case of termination of employment (whether voluntary or involuntary), no SCORES award or fraction thereof is payable, except with respect to an earned but yet unpaid award for the previous Fiscal Year.

In the event of retirement or death, a fraction of the SCORES award, if any that may become payable for the Fiscal Year underway will be paid to the employee or to his beneficiary based on the employee's Gross Earnings up to the date the event took place.


                                  *************


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                                  APPENDIX "A"
                     FINANCIAL PERFORMANCE FACTORS FOR 1998

The performance factor is obtained by adjusting the factor in the applicable cell of the grid as follows: when measuring the "Actual Net Profits vs Forecasted Net Profits", add to the factor in the cell, 0.05 for every complete percentage point by which the result exceeds the lower bound for that cell. This adjusment process does not apply though when the factor in the cell is 0.00 or
2.00. It cannot either bring the GILDAN Performance Factor to exceed 2.00.

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
                    115% & over           0.75            1.00              1.25            1.50            1.75             2.00
                    ----------------------------------------------------------------------------------------------------------------
 Actual Return      110% - 114.99%        0.50            0.75              1.00            1.25            1.50             1.75
      on            ----------------------------------------------------------------------------------------------------------------
  Net Assets        105% - 109.99%        0.25            0.50              0.75            1.00            1.25             1.50
as a percentage     ----------------------------------------------------------------------------------------------------------------
      of            100% - 104.99%        0.00            0.25              0.50            0.75            1.00             1.25
  Forecasted        ----------------------------------------------------------------------------------------------------------------
    Return          95% - 99.99%          0.00            0.00              0.25            0.50            0.75             1.00
      on            ----------------------------------------------------------------------------------------------------------------
  Net Assets        90% - 94.99%          0.00            0.00              0.00            0.25            0.50             0.75
                    ----------------------------------------------------------------------------------------------------------------
                                      90% - 94.99%    95% - 99.99%     100% - 104.99%  105% - 109.99%  110% - 114.99%    115% & over
                    ----------------------------------------------------------------------------------------------------------------
                                                          Actual Net earnings vs Forecasted Net Earnings
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